                                                                    EXHIBIT 10.4

          THIS CONDITIONAL GRANT AGREEMENT made as of this 18/th/ day of February, 2000.

     BETWEEN: HER MAJESTY THE QUEEN IN RIGHT OF THE PROVINCE OF NEW BRUNSWICK, as represented by the Minister of Economic Development, Tourism and Culture, (hereinafter called the "Minister"),

                                                               OF THE FIRST PART

     AND: RMH TELESERVICES INC., a body corporate, duly incorporated under and by virtue of the laws of the Commonwealth of Pennsylvania, United States of America, and having its registered office at 40 Morris Avenue Bryn Mawr, Delaware County, Pennsylvania, United States of America, (hereafter called the "Corporation"),

                                                              OF THE SECOND PART

          WHEREAS under the authority of Order-in-Council 99-460 made pursuant to the Economic Development Act, Acts of New Brunswick, 1975, Chapter E-1.11, the Minister has made or has agreed to make, a conditional grant (hereinafter called the "Grant") to the Corporation in the amount of up to $2,880,000.00, in accordance with and subject to the terms and conditions set forth herein and in a certain letter dated September 3, 1999 to the Corporation from the Minister, a copy of which letter (hereinafter called the "Letter of Offer") is annexed hereto as Schedule "A", for the purpose of assisting the Corporation to finance the establishment of a telephone call centre (hereinafter called the "Centre") at Saint John, New Brunswick.

          NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the Minister making the Grant to the Corporation and in consideration of the sum of Ten Dollars ($10.00) paid by each of the parties hereto to the other of them, the receipt whereof by each of them is hereby acknowledged and in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.        For the purposes of this Agreement:

          (a)  "Calculation Factor" means:

               (i) in relation to any particular Calculation Year, the quotient obtained by dividing by 5,460 hours the Number of Paid Employee Hours for, during or in respect of that particular Calculation Year; or

               (ii) in relation to the Calculation Period, the Quotient obtained by dividing by 5,460 hours, the Number of Paid Employee Hours for, during or in respect of the Calculation Period;

          (b) "Calculation Period" means the period of 48 consecutive months commencing on the 1/st/ day of September, 1999 and ending on the 31/st/ day of August, 2003,

          (c) "Calculation Year" means the period of 12 consecutive months commencing on the 1/st/ day of September and ending on the 31/st/ day of August of each and every year during the Calculation Period;

          (d) "Full Time Employees" means those employees of the Corporation who are engaged by the Corporation to work full time at the Centre, but does not include any such employee during any period of time in which that employee:

               (i) is not ordinarily resident in New Brunswick;

               (ii) is normally working less than 35 hours per week at the Centre; or

               (iii) is an officer, director or shareholder of the Corporation;

          (e) "Number of Paid Employee Hours" means the number of hours worked or performed for the Corporation at the Centre by Full Time Employees from time to time during the Calculation Period for which the Employees have been fully paid; Provided that for the purposes of any calculation under this Agreement to determine the Number of Paid Employee Hours, the aggregate number of hours that can be worked or performed by a particular Full Time Employee and by all other Full Time Employees, while replacing or substituting for or filling the position of that particular Full Time Employee, shall not exceed 5,460 hours during the period from and including the 1/st/ day of September, 2000, to and including the 31/st/ day of August, 2003, or 1,820 hours during any Calculation Year;

2. Subject to the provisions of this Agreement, it is agreed and understood the Grant shall be advanced by the Minister to the Corporation as and in the following manner and amounts:

          (a) the sum of $880,000.00 shall be advanced as and at the time set forth in paragraph (a) on the first page of the Letter of Offer;

          (b) further advances, totaling in the aggregate, not more than $2,000,000.00, shall be made as follows:

               An advance shall be made in relation to each Calculation Year during the Calculation Period, each such advance shall be made following the receipt by the Minister from the Corporation of a report referred to in Clause 4 of this Agreement satisfactory to the Minister which relates to that Calculation Year, and shall be in an amount equal to the product obtained by multiplying $3,500.00 by the Calculation Factor relating to the Calculation Year covered by the relevant report.

3. Notwithstanding hereinafter contained to the contrary, the aggregate amount of the Grant provided, paid or advanced by the Minister to the Corporation under this Agreement shall not exceed:

                    (a)  $2,880,000.00; or

                    (b) the amount equal to the product obtained by multiplying $5,000.00 by the Calculation Factor relating to the Calculation Period,

whichever amount referred to in paragraphs (a) and (b) of this clause is the lesser amount.

4. The Corporation agrees to submit to the Minister on the 1/st/ day of September of each and every year from and including the 1/st/ day of September 2000 to and including the 1/st/ day of September, 2003, or until the full amount of the Grant has been advanced hereunder, a report signed by an officer of the Corporation setting forth, in relation to the Calculation Year then just completed, data and information concerning the number of Full Time Employees employed at the Centre during that Calculation Year, the names and addresses of such Full Time Employees, the Number of Paid Employee Hours relating to that Calculation Year, and such other information as may be reasonably requested by the Minister for the purposes of this Agreement and any calculation made or to be made by the Minister under this Agreement.

5. The Corporation shall grant to the Minister, or his agents and representatives, at all reasonable times during the term of this Agreement, access to all of the books and records of the Corporation, and the Minister and his agents and representatives shall have the right to inspect such books and records of the Corporation and to make extracts therefrom and to conduct such examination thereof as the Minister may consider necessary.

6. The Corporation shall provide to the Minister, in addition to the requirements set forth in Clause 4 and 5 of this Agreement, such information, statistics and data respecting the business and operations of the Facility as the Minister may from time to time consider necessary for the purposes of this Agreement and any calculations made or to be made pursuant to this Agreement.

7. Notwithstanding anything else contained in this Agreement, the Corporation acknowledges that the Minister shall not be called upon, nor shall the Minister be required to advance all or any portion of the Grant:

     (a) until this Agreement and of each of the other documents and agreements required by the Minister in connection with the Grant have been fully executed by each of the respective parties thereto;

     (b) until all service fees, application assessment fees and legal fees imposed by or under the Economic Development Act, Acts of New Brunswick, 1975, Chapter E-1.11, or by regulations made thereunder, have been fully paid by the Corporation; or

     (c) if any event referred to in Clause 13 of this Agreement shall has occurred.

8. The Corporation does hereby covenant and agree that the Grant, and all advances made by the Minister in respect thereof, shall be used by the

Corporation to finance the establishment of the Centre at Saint John, New Brunswick, as a telephone call centre as and in the manner disclosed to the Minister in conjunction with the Corporation's application for the Grant, and for no other purpose.

9.   The Corporation represents and warrants to the Minister that:

     (a) the Corporation is a corporation legally incorporated, duly organized and validly existing, in good standing under the laws of the jurisdiction of its incorporation and is qualified to carry on its business in all jurisdictions where the nature of its business or the character of its properties make such qualification necessary;

     (b) the acceptance of the Grant by the Corporation and the execution, delivery and performance of this Agreement are within the corporate powers and capacities of the Corporation and have been duly authorized by proper corporate proceedings;

     (c) the acceptance of the Grant and the execution and delivery of this Agreement do not require the consent or approval of, or registration of any other party including shareholders of the Corporation;

     (d) there are no actions, suits or proceedings pending or to the knowledge of the Corporation threatened against or adversely affecting the Corporation in any court or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency, Canadian or foreign which might materially affect the financial condition of the Corporation or the title to its property or assets;

     (e) the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with the covenants, terms, provisions and conditions of this Agreement will not conflict with or result in a breach of any of the terms or provisions of the constating documents or by-laws of the Corporation, any resolution of the directors or shareholders of the Corporation, any laws of Canada, or the Province of New Brunswick governing the Corporation or any agreemet or instrument to which the Corporation is now a party or which purports to be binding on the Corporation or its property and assets;

     (f) this Agreement and all other documents or instruments to be delivered pursuant to this Agreement will, when executed and delivered, constitute valid and binding obligations of the Corporation enforceable against it in accordance with their respective terms, except as may be limited by other deeds, documents or instruments delivered pursuant to this Agreement, or by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights; and

     (g) all balance sheets, earnings statements and other financial data, which have been or shall be furnished to the Minister to induce the Minister to enter this Agreement or otherwise in connection with this Agreement have been or will be prepared in accordance with generally accepted accounting principles (which means, with respect to the Corporation, generally accepted accounting principles consistently followed through prior fiscal periods as given effect to in previous audited financial statements of the Corporation) and in accordance with the accounting requirements of the Superintendent of Financial Institutions of Canada, and do or will fairly present the financial condition and the results of the operations of the Corporation, and all other information, certificates, schedules, reports and other papers and data furnished by the Corporation are or will be at the time they are so furnished, accurate and complete in all material respects; and

     (h) no material adverse change has occurred in the business or condition of the Corporation since the Corporation applied to the Minister for the aforesaid loan.

10. The Corporation covenants that it will execute or cause to be made, done or executed, all further and lawful acts, deeds, things, devices, conveyances and assurances whatsoever for effecting the purposes and intent of this

Agreement as counsel for the Minister shall reasonably advise or request.

11. The Corporation does hereby covenant and agree with the Minister that it shall duly observe, perform and satisfy each of the said terms, conditions, undertakings, agreements, restrictions, requirements, duties and obligations set forth in the Letter of Offer, including, without limitation, those terms, conditions, undertakings, agreements, restrictions, requirements, duties and obligations set forth, contained or referred to in the Letter of Offer under the headings "Repayment of Conditional Grant", "Security and Documentation", "Requirements", "Act of default" and "Required Information".

12. It is agreed and understood that in the event the Number of Full Time Equivalent Jobs created and maintained by the Corporation at the Centre during the Calculation Period is less than 576, the Corporation shall, upon demand made by the Minister, repay to the Minister all or a portion of the amount of the Grant then advanced or paid to the Corporation under this Agreement, which amount to be so repaid under this Clause shall be equal to the amount by which the amount of the Grant advanced or paid to the Corporation under this Agreement exceeds the amount of the product obtained by multiplying the Calculation Factor relating to the Calculation Period by $5,000.00.

13. Notwithstanding Clause 12 hereof, the full amount of the Grant advanced or paid by the Minister hereunder shall, upon demand being made by the Minister, become immediately due and repayable by the Corporation to the Minister, and any security from time to time held by the Minister for the payment thereof (including the demand promissory note referred to in Clause 16 hereof) shall, at the option of the Minister, become immediately enforceable, in each and every of the following events:

     (a) if in the opinion of the Minister, the Corporation shall fail within a reasonable time to establish or operate the Centre as a telephone call centre, as and in the manner disclosed to the Minister in conjunction with its application for the Grant, or having so established or operated the Centre, the Corporation closes the Centre or ceases or threatens to cease to carry on or to continue to carry on full time commercial operation of the Centre as a telephone call centre;

     (b) if the Corporation fails to duly perform or observe any of the covenants and agreements contained in this Agreement;

     (c) if there shall occur an "Act of Default" referred to, mentioned, defined or constituted in the Letter of Offer;

     (d) if any information, representation, warranty or certificate, statement or report given or made by the Corporation in or under this Agreement, or if any information, representation, warranty or certificate, statement or report from time to time given or made by or on behalf of the Corporation to the Minister or to any of his representatives in connection with this Agreement or in connection with the Grant or any advances in respect of the Grant, is false, erroneous or misleading in any material respect;

     (e) if the Corporation becomes insolvent or bankrupt or subject to the provisions of the Winding-Up Act or the Bankruptcy and Insolvency Act (Canada) or goes into liquidation, either voluntarily or under an order of a court of competent jurisdiction or makes a general assignment for the benefit of its creditors or otherwise acknowledges itself insolvent; or

     (f) if any execution, sequestration, extent, or any other process of any court becomes enforceable against the Corporation or if a distress or analogous process is levied on the property and assets of the

          Corporation.

     14. Any amount payable by the Corporation to the Minister under this Agreement shall bear interest at the rate of six and eight-tenths percent (6 /8/10/%) per annum from and after such amount becomes so payable, calculated half-yearly, not in advance, until fully paid.

     15. The Corporation covenants that it will execute or cause to be made, done or executed, all further and lawful acts, deeds, things, devices, conveyances and assurances whatsoever for effecting the purposes and intent of this Agreement as counsel for the Minister shall reasonably advise or request.

     16. As a continuing collateral security for the performance by the Corporation of its obligations under this Agreement, the Corporation shall execute and deliver to the Minister a demand promissory note in the amount of $2,880,000.00, bearing interest calculated at the rate of six and eight-tenths percent (6 /8/10/%), calculated half-yearly, not in advance, from and after the date of demand, which demand promissory note shall be in a form satisfactory to the Minister. The Minister agrees not to negotiate the said promissory note or to make a demand for payment thereunder until or unless an event referred to in Clause 13 of this Agreement shall have occurred.

     17. The Corporation covenants and agrees to pay to the Minister, when due, all service fees, application assessment fees, legal fees and other fees imposed from time to time upon the Corporation in relation to the Grant pursuant to the provisions of the said Economic Development Act or any of the regulations made under the said Act.

18. All notices, demands, reports and other documents required, mentioned, permitted or contemplated under this Agreement shall be sufficiently given, made or received if in writing and served personally, or if mailed postage prepaid by registered mail at any post office in Canada at the address shown below or at such other address or addresses as the party or parties to whom such notice, demand, report or other document is directed shall have last notified the party or parties giving the writing or document, in accordance with the provisions of this Clause:

     (a)  if directed to the Minister, to:

     The Minister of Economic Development, Tourism and Culture
     P.O. Box 6000
     Centennial Building
     Fredericton, N.B.
     E3B 5H1

     (b)  if directed to the Corporation, to:

     RMH Teleservices Inc.
     40 Morris Avenue
     Bryn Mawr, PA.
     U.S.A.
     19010

and any such notice, demand, report or other document mailed as aforesaid shall be deemed to have been given, made or received by the party to whom it is directed on the fifth (5/th/) business day following the mailing thereof.

19. It is agreed and understood that in the event of any discrepancy or conflict between the provisions of this Agreement (without reference to Schedule "A" hereto annexed) and the provisions of the Letter of Offer, the provisions of the Agreement (without reference to said Schedule "A") shall prevail.

     20. All amounts expressed, stated or referred to in this Agreement are expressed, stated or referred to in Canadian funds.

     21. This Agreement and all other agreements, security and documents to be delivered in connection with this agreement shall be governed by and construed in accordance with the applicable laws of the Province of New Brunswick and of Canada.

     22. This Agreement shall be binding on and enure to the benefit of the Corporation, the Minister and their respective successors and assigns, except that the Corporation shall not, without the prior consent of the Minister, assign any rights or obligations with respect to this Agreement. The Minister may transfer, assign or grant participation in its rights and obligations with respect to this Agreement or any other agreement contemplated to any lending institution which it considers to be financially responsible.

     23. Any provision of this Agreement which is or becomes prohibited or unenforceable in any jurisdiction shall not invalidate or impair the remaining provisions of this Agreement which shall be deemed severable from the prohibited or unenforceable provision and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

     24. No amendment, supplement or waiver of any provision of this Agreement or any other agreements provided for or contemplated, nor any consent to any departure by the Corporation, shall in any event be effective unless it shall be in writing and signed by the Minister and then the waiver or consent shall be effective only in the specific instance for the specific purpose for which it has been given.

25. No waiver or act or omission of the Minister shall extend to or be taken in any manner whatsoever to affect any subsequent event of default or breach by the Corporation of any provision of this Agreement or the results or the rights resulting from it.

26.  Time shall be of the essence of this Agreement.

27. This Agreement constitutes the entire agreement between the parties with regard to matters dealt with herein and therein, and cancel and supersede any prior agreements, undertakings, declarations or representations, written or verbal, in respect of such matters.


     IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective officers duly authorized in that behalf as of the day and year first above written.

SIGNED, SEALED AND DELIVERED                ) HER MAJESTY THE QUEEN IN
in the presence of:                         ) RIGHT OF THE PROVINCE OF
                                            ) NEW BRUNSWICK
                                            )
                                            )
/s/ [ILLEGIBLE]^^                           ) /s/ [ILLEGIBLE]^^
------------------------------------        ) -----------------------------
                                            ) Minister of Economic Development,
                                              Tourism and Culture

                                ) RMH TELESERVICES INC.
                                )
                                )  /s/ [ILLEGIBLE]^^
                                )  --------------------------
                                )  Executive Vice President
                                )
            /s/ [ILLEGIBLE]^^   )  /s/ [ILLEGIBLE]^^
            -------------------    --------------------------
                                   CEO

                                 SCHEDULE "A"
                                 -----------

                     [LETTERHEAD OF NEW NOUVEAU BRUNSWICK]

September 3, 1999

RMH Teleservices, Inc.
40 Morris Avenue
Bryn Mawz, PA
19010

Attention: Mr. Michael Scharff-Executive Vice-President

Dear Sir:

Re:  Minister of Economic Development, Tourism & Culture
     ("Minister)-Financial Assistance

I am pleased to advise that approval has been given to provide financial assistance in an amount of up to $2,880,000 to RMH Teleservices, Inc. ("Company") subject to the terms and conditions outlined in this letter.

This financial assistance is intended to assist with the cost of the establishment of your telephone call centre to be located in Saint John, New Brunswick, which is expected to create a total of 576 full time positions within four years.

This offer of financial assistance is in the form of a conditional grant ("Grant") to the Company in a principal amount not to exceed $ 2,880,000 in Canadian funds and is subject to the following terms and conditions:

Advancement:
------------

The Grant would be advanced as follows:

a)   An initial amount of $880,000 at such time as the Company has:

     1) made a public announcement that it will establish a telephone call centre at Saint John, New Brunswick to employ 576 full time equivalent persons;

     2) provided satisfactory evidence that it has entered into a lease(s) for suitable space for the centre.

b) Future advances will be provided on an annual basis, in an amount equal to the total prior years' paid employment hours divided by 5460 multiplied by $3,500.00.

     These advances will be provided following the submission of a report by the company as at September 1/st/ of each year, beginning on September 1/st/, 2000 continuing each and every year until September 1/st/, 2003, or until a maximum of $2,000,000 has been advanced.

Repayment of Conditional Grant
------------------------------

The Company commits to create 576 full time positions at the New Brunswick centre during a four year period that begins on September 1, 1999 and maintain each of these positions for a three year period commencing on the date of initial hiring. In the unlikely circumstance that the Company generates less than the committed number of positions and/or maintains these positions for less than the required maintenance period, the Minister would be entitled to repayment of a portion of the Grant provided, in an amount equal to the amount of the Grant less the number of full time positions created and maintained for the required maintenance period multiplied by $5,000.

For the purposes of this section, a "full time position" means an employee of the Company who normally works an average of 35 hours a week or more and who is ordinarily a resident of New Brunswick. Each employee can only be counted once for this purpose. In the event an employee ceases their employment or is terminated for any reason then the period worked by the terminated employee may be used to as a starting point for the replacement employee in order to calculate the required employment maintenance period.

Security and Documentation
--------------------------

The Company will be required to enter into formal agreements, which will be prepared by this office, and which will contain the terms and conditions of the Grant, as well as our standard terms with regard to reporting by the Company and compliance with New Brunswick laws and good business practices.

Requirements
------------

For the period commencing on September 1, 1999 and continuing until such time as the Company has maintained each full time position for the required three year period or until all or a portion of the Grant has been repaid according to the section entitled "Repayment of Conditional Grant" whichever period is the lessor, the Company shall:

a) provide the Minister with its annual externally reviewed financial statements within 120 days of the close of its financial year, interim financial statements, if requested by the Minister, within 60 days after the end of each fiscal quarter, and such other information relating to the operations of the Company and/or its New

     Brunswick call centre as may be reasonably be required by the Minister from time to time for the purpose of the administration of the Grant;

b) pay and satisfy all taxes, rates and public charges due or falling due with respect to the Saint John centre, and operate the centre in a good and businesslike manner;

c) provide the Minister, on a quarterly basis, a written report indicating the number of persons employed at the Saint John centre, including the quarterly payroll hours;

d) where possible in terms of cost, quality and availability, review and consider the use of New Brunswick goods and services in relation to this project; and

e) make all reasonable efforts to ensure that employees of the Company employed at the Saint John centre are provided the opportunity to upgrade skills through training or education.

Act of Default
--------------

If, during the period between the date of this offer and the date on which the terms and conditions of the Grant have been fully complied with, an Act of Default occurs, then the Minister may terminate any obligations to provide the Grant and require the Company to repay any part of the Grant which has been advanced together with accrued interest, such amount to become repayable immediately at the time the default occurs.

Any of the following occurrences constitute an Act of Default:

a)   The Company becomes bankrupt, insolvent or goes into receivership;

b) The Company has knowingly submitted false or misleading information to the Minister or his representative;

c) The Company has not met or satisfied or does not continue to meet or satisfy any term or condition of this offer; and

d)   The Company ceases to carry on the business at the centre in New Brunswick.

In the event that an Act of Default occurs, then the Company shall pay, in addition to any amounts advanced, interest on that amount at an annual rate of 6.65%, compounded semi-annually, from the date of such default, until repaid.

Required Information
--------------------

David Touchie of the Financial Programs Division of the Department of Economic Development, Tourism and Culture will be responsible for the formal documentation. In order that we may proceed with this documentation, the following items should be submitted:

a) A certified copy of the Articles of Incorporation of the Company and any Corporate Shareholders, together with any amendments thereto:

b) A certified copy of the Company's Borrowing By-Law respecting signing officers;

c) A certificate of Incumbency of the officers of the Company indicating those who will be signing the documents;

d)   A list of all shareholders and the number of shares held by each; and

e)   The name and address of the Company's solicitor.

If, in the opinion of the Minister, the Company's situation changes in a materially adverse manner or the Company is unable to fulfil the conditions of this offer within a reasonable period of time, the Minister may withdraw this offer without notice or cause.

Would you please sign the attached copy of this letter where indicated below to indicate your agreement with the terms and conditions herein within 30 days. Please note that any form of conditional acceptance may render this offer null and void.

Yours very truly,



/s/ Peter Mesheau
Peter Mesheau
Minister

Enclosure:

Hereby accepted this 13th day of September 1999.


[ILLEGIBLE]^^
-------------------------
RMH Teleservices Inc.

PROVINCE OF NEW BRUNSWICK,
COUNTY OF YORK                  S.S.


     I, MARIE-JOSEE MICHAUD of the City of Fredericton, in the County of York and Province of New Brunswick, MAKE OATH AND SAY:

     That the within instrument was executed by the Honourable Peter Mesheau, Minister of Economic Development, Tourism and Culture of the Province of New Brunswick; that the signature "Peter Mesheau" set and subscribed to the said Instrument as that of the Minister of Economic Development, Tourism and Culture is the signature of the said Honourable Peter Mesheau, and was subscribed thereto in my presence.

SWORN TO at the City of                 )
Fredericton, in the County of           )
York, and Province of New               )
Brunswick, this 18/th/ day of           )
February, 2000                          )
                                        )
BEFORE ME:                              )
                                        )
                                        )
                                        )
/s/ Sandra Charters                     )/s/ Marie-Josee Michaud
-----------------------------            -----------------------
Name:
Commissioner of Oaths
My Commission expires:
December 31, 2002

STATE OF PENNSYLVANIA
UNITED STATES OF AMERICA                          S.S.

     I, Michael J. Scharff of the County of Montgomery in the State of Pennsylvania, United States of America, MAKE OATH AND SAY:

1. That I am the Executive Vice President of RMH Teleservices, Inc. and have a personal knowledge of the matters and things herein deposed to and have authority to make this Affidavit on behalf of the said Corporation.

2. That the Chief Financial Officer and Executive Vice President are the authorized signing officers to execute documents in the name and on behalf of the said Corporation.

3. That the signature "Noah Asher" affixed to the foregoing document is the signature of the Chief Financial Officer of the said Corporation and the signature "Michael J. Scharff" is in the proper handwriting of me this deponent as Executive Vice President of the said Corporation.

4. That the Seal affixed to the said document is the corporate seal of RMH Teleservices, Inc. and was so affixed by order of the said Corporation for the purposes of the execution of the said document.

5. That the said document was so executed by the Corporation on the 12/th/ day of January, 2000, as and for its act and deed for the uses and purposes therein expressed and contained.

SWORN TO at the Corp of                 )
RMH Teleservices, in the State of       )
Pennsylvania, United States of          )
America, this 12 day of                 )
January, 2000                           )
                                        )
BEFORE ME                               )
                                        )
/s/ Desiree Szeliga                     ) /s/ Michael J. Scharff
-----------------------------           ) ------------------------
Name:                                   ) MICHAEL J. SCHARFF
Notary Public
State of PA

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                                 Notarial Seal
                        Desiree Szeliga, Notary Public
                     Lower Merion Twp., Montgomery County
                       My Commission Expires May 6, 2002
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                 Member, Pennsylvania Association of Notaries